UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2019

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.Results of Operations and Financial Condition.

Attached as Exhibit 99.1, and incorporated by reference, is a copy of the press release issued by SeaChange International, Inc. (“SeaChange”) dated August 29, 2019, reporting SeaChange’s financial results for the fiscal quarter ended July 31, 2019.

The information contained in this Item 2.02 and Exhibit 99.1 attached and incorporated herein by reference is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective immediately prior to the appointment of Yossi Aloni as the Company’s Chief Executive Officer and President, Mr. Bonney resigned as the Company’s principal executive officer though remains the Company’s Executive Chair.

(c)

Effective August 29, 2019, Mr. Aloni was appointed as the Company’s Chief Executive Officer and President.  Mr. Aloni, aged 50, joined the Company in January 2019 as the Company’s Chief Commercial Officer.  Prior to that, from January 2015 to December 2018, Mr. Aloni served as the Chief of Corporate Operations at Ateme, and previously served as Vice President Management and Marketing at Magnum Semiconductor from January 2010 to January 2015.

The selection of Mr. Aloni to serve as Chief Executive Officer and President was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Aloni and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Aloni reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Aloni as Chief Executive Officer and President, the Compensation Committee and Board agreed to pay Mr. Aloni an annual base salary of $430,000 per year and to make a one-time equity award of 200,000 stock options with an exercise price equal to SeaChange’s closing stock price on September 4, 2019, with 50,000 shares to vest on September 4, 2020 and 12,500 shares to vest quarterly thereafter.  Mr. Aloni has also been awarded a fiscal 2020 short-term incentive award with a target payment of $179,166 (a pro rated amount of Mr. Aloni’s base compensation for the 5 remaining calendar months in fiscal 2020).

Pursuant to Mr. Aloni’s offer letter, in the event of termination of Mr. Aloni’s employment without cause, subject to Mr. Aloni executing a general release and satisfaction agreement that includes a one year noncompete, Mr. Aloni will be entitled to a one-time payment of 12 months’ base salary, payable over 12 months, and an amount of annual bonus determined based on performance targets pro rated to the date of termination.  Attached as Exhibit 10.1, and incorporated herein by reference, is a copy of Mr. Aloni’s offer letter.

Mr. Aloni remains party to his existing Change in Control Severance Agreement, dated as of January 1, 2019, a copy of which is filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, and a copy of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Offer Letter, dated as of August 29, 2019, by and between SeaChange International, Inc. and Yossi Aloni.
10.2

Change in Control Severance Agreement, dated as of January 1, 2019, by and between SeaChange International, Inc. and Yossi Aloni (field as Exhibit 10.20 to the Company’s Annual Report on Form 10-K previously filed on April 12, 2019 with the Commission and incorporated herein by reference).

99.1	Press release issued by SeaChange International, Inc. dated August 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ PETER R. FAUBERT
Peter R. Faubert
Dated: August 29, 2019		Chief Financial Officer, Senior Vice President and Treasurer